UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 16, 2012
Date of Earliest Event Reported: March 15, 2012

Point.360
(Exact name of registrant as specified in its charter)

California	001-33468	01-0893376
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2701 Media Center Drive Los Angeles, CA		90065
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(818) 565-1400

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[__]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[__]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATION ARRANGEMENTS OF CERTAIN OFFICERS.

On March 15, 2012, our Compensation Committee completed its annual review of the compensation of the Chief Executive Officer and Chief Financial Officer. The Compensation Committee’s determinations are described below:

Haig S. Bagerdjian is employed as our President and Chief Executive Officer. Our Compensation Committee determined to grant Mr. Bagerdjian on March 15, 2012, a five-year, non-qualified option to purchase 60,000 shares of our common stock at a price of $0.95 per share, which equaled the market price for our common stock on that date.

Alan R. Steel is employed as our Executive Vice President, Finance and Administration and Chief Financial Officer. On March 15, 2012, the Compensation Committee determined to increase Mr. Steel’s annual salary to $280,000 effective March 1, 2012. The Compensation Committee also determined to grant Mr. Steel on March 15, 2012 a five-year option to purchase 55,000 shares of our common stock at a price of $0.95 per share, which equaled the market price of our common stock on that date.

The options granted to each of our executive officers as described above will vest in equal annual installments over four years commencing March 15, 2013, provided, in each case, that the executive remains in our continuous employ through such annual vesting periods.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Point.360

March 16, 2012	By:	/s/ Alan R. Steel
Name: Alan R. Steel
Title: Executive Vice President
Finance and Administration
Chief Financial Officer

- 2 -